S&P 500 Covered Call Fund Inc.

File No. 811-21672

Item No. 77Q2

Compliance with Section 16(a) of the

Securities Exchange Act of 1934

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Late filings were made on behalf of the following Affiliated Persons of the Registrant who are subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant;

Robert Malone

John Guccione

Stephen Bond-Nelson

Valentin Ivanov

A Form 3 should have been filed on their behalf by April 7, 2005; however, a late filing was executed on August 31, 2005.

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Mr. Keith Lichtman, an Affiliated Person of the Registrant, was subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant.  A Form 3 should have been filed on his behalf April 7, 2005; however, a late filing was executed on August 31, 2005.

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Mr. Michael Purcell, an Affiliated Person of the Registrant, is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant.  A Form 3 should have been filed on his behalf by July 15, 2006; however, a late filing was executed on September 26, 2007.

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Mr. Martin G. Byrne, Chief Legal Officer of the Registrant is subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant.  A Form 3 should have been filed on his behalf by June 15, 2006; however, a late filing was executed on July 18, 2006.

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Mrs. Catherine Johnston, Chief Compliance Officer to the Registrant was subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Registrant.  A Form 3 should have been filed on her behalf by April 26, 2007; however, a late filing was executed on September 28, 2007.